EXHIBIT 99.1

BJ’s Restaurants, Inc. Reports Fiscal Third Quarter 2025 Results

HUNTINGTON BEACH, Calif., Oct. 30, 2025 (GLOBE NEWSWIRE) -- BJ’s Restaurants, Inc. (NASDAQ: BJRI) today reported financial results for its fiscal 2025 third quarter ended Tuesday, September 30, 2025.

Fiscal Third Quarter 2025 Compared to Third Quarter 2024

  Total revenues increased 1.4% to $330.2 million
  Comparable restaurant sales increased 0.5%
  Diluted net income per share was $0.02, from diluted net loss per share of $0.13
  Adjusted diluted net income per share(1) was $0.04, from adjusted diluted net loss per share of $0.13
  Restaurant level operating profit(1) was $41.3 million, an increase of 8.8%, with restaurant level operating profit margin of 12.5%, an increase of 80 basis points
  Adjusted EBITDA(1) was $21.1 million, an increase of 14.1% from $18.5 million
  The Company repurchased and retired approximately 996,000 shares of its common stock at a cost of approximately $33.2 million

(1)  Adjusted diluted net income (loss) per share, restaurant level operating profit and Adjusted EBITDA are non-GAAP measures. Reconciliations to GAAP measures and further information are set forth below.

“We are pleased to report our 5th consecutive quarter of sales and traffic growth, along with our 4th consecutive quarter of profit expansion,” commented Lyle Tick, Chief Executive Officer and President. “In the third quarter, we continued to lay the foundations of a stronger and more consistent BJ’s by further embedding our Pizookie Meal Deal value platform, leveraging the social power of seasonal Pizookies and continuing our journey to improve ‘table stakes’ operations. These efforts have resulted in sustained improvement in both guest satisfaction scores and team member retention.

“Excluding the first two weeks of the quarter, we experienced strong and stable growth month to month. We have also now lapped the launch of the Pizookie Meal Deal and are pleased with the positive year-over-year momentum in the business through the end of the third quarter and into the fourth quarter. In the trailing six weeks, we are tracking up approximately 3.5% in traffic and outperforming Black Box Intelligence casual dining benchmarks. This momentum, combined with a strong product line up through the end of year anchored in our pizza refresh and two seasonal Pizookies, gives us confidence in re-iterating our approximately 2% comparable restaurant sales and prior earnings guidance on the year. Going forward, we remain focused on our strategic initiatives while preserving the agility needed to meet both our short- and long-term commitments,” concluded Tick.

Share Repurchase Program

During the third quarter of 2025, the Company repurchased and retired approximately 996,000 shares of its common stock at a cost of approximately $33.2 million. As of September 30, 2025, the Company had approximately $23.5 million remaining under its authorized share repurchase program. In October 2025, the Company’s Board of Directors approved an increase in the repurchase program by $75 million.

2025 Financial Outlook

For fiscal 2025, and subject to uncertainty, including related to the U.S. consumer environment and impacts from trade policies, management anticipates the following:

  Comparable restaurant sales growth of approximately 2%
  Restaurant level operating profit of $211 million to $219 million
  Adjusted EBITDA of $132 million to $140 million
  Capital expenditures of $65 million to $75 million
  Share repurchases of $65 million to $80 million, depending on market conditions

Actual results may differ materially from the 2025 guidance set forth above as a result of, among other things, the factors described under “Forward-Looking Statements Disclaimer” below.

Investor Conference Call and Webcast

BJ’s Restaurants, Inc. will conduct a conference call on its third quarter 2025 earnings release today, October 30, 2025, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Management will discuss the financial results and host a question-and-answer session. In addition, a live audio webcast of the call will be accessible to the public on the “Investors” page of the Company’s website located at http://www.bjsrestaurants.com, and a recording of the webcast will be archived on the site for 30 days following the live event. Please allow 15 minutes to register and download and install any necessary software.

About BJ’s Restaurants, Inc.

BJ’s Restaurants, Inc. is a national casual dining brand with brewhouse roots. Founded in 1978, BJ’s owns and operates over 200 restaurants across 31 states, combining high-quality ingredients, bold flavors, sincere service, moderate prices and a fresh atmosphere. The brand’s chef-crafted menu offers something for everyone, from its signature deep-dish pizzas and slow-roasted entrees and wings to its often imitated but never replicated world-famous Pizookie® dessert. As the most decorated restaurant-brewery in the country and winner of the 2025 Vibe Vista Award for Best Beer Program and 2024 Best Overall Beverage Program, BJ’s has been a pioneer in craft brewing since 1996, serving award-winning proprietary handcrafted beers brewed at operations in four states and by independent third-party craft brewers. All BJ’s locations offer dine in, take out, delivery and large party catering, providing guests with multiple ways to enjoy the experience at BJ’s. Whether you’re gathering with family for dinner, catching the game with friends or celebrating life’s special moments, BJ’s creates the perfect backdrop for connection and community. To learn more, visit www.bjsrestaurants.com or follow @bjsrestaurants on Instagram, Facebook and X.

Forward-Looking Statements Disclaimer

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding our anticipated fiscal 2025 comparable restaurant sales, restaurant level operating profit, Adjusted EBITDA, capital expenditures and share repurchases, as well as the success of various sales-building and productivity initiatives, future guest traffic trends, on and off-premise sales trends, cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) any inability or failure to successfully and adequately address and offset rising costs, including the effects of tariffs and increases in energy, labor, construction and other operational costs, as well as changes in macroeconomic conditions and consumer spending, (ii) any inability to manage new restaurant openings, (iii) construction delays, (iv) wage inflation and competitive labor market conditions which may result in staffing shortages, (v) the impact of any union organizing efforts at our restaurants and our responses to such efforts, (vi) increases in minimum wage and other employment related costs, including compliance with the Patient Protection and Affordable Care Act and minimum salary requirements for exempt team members, (vii) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (viii) food quality and health concerns and the effect of negative publicity about us, our restaurants, other restaurants, or others across the food supply chain, due to food borne illness or other illnesses or other reasons, whether or not accurate, (ix) factors that impact California, Texas and Florida, where a substantial number of our restaurants are located, (x) restaurant and brewery industry competition, (xi) impact of certain brewing business considerations, including without limitation, dependence upon suppliers, third party contractors and distributors, and related hazards, (xii) consumer spending trends in general for casual dining occasions, (xiii) potential uninsured losses and liabilities due to limitations on insurance coverage, (xiv) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy requirements, (xv) trademark and service-mark risks, (xvi) government regulations and licensing costs, including beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) legal proceedings, (xx) the success of our key sales-building and related operational initiatives, (xxi) any failure of our information technology or security breaches with respect to our electronic systems and data, and (xxii) numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K.

The “forward-looking” statements contained in this press release are based on current assumptions and expectations, and BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

For further information, please contact ICR at (332) 242-4370 or at InvestorRelations@BJRI.com.

BJ’s Restaurants, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands except for per share data)

	Third Quarter Ended				Nine Months Ended
	September 30, 2025		October 1, 2024		September 30, 2025		October 1, 2024
Revenues	$330,157	100.0%	$325,702	100.0%	$1,043,727	100.0%	$1,012,963	100.0%
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	84,904	25.7	86,673	26.6	262,527	25.2	261,462	25.8
Labor and benefits	122,343	37.1	120,718	37.1	377,369	36.2	372,048	36.7
Occupancy and operating	81,589	24.7	80,322	24.7	244,800	23.5	236,746	23.4
General and administrative	22,432	6.8	20,960	6.4	65,934	6.3	64,561	6.4
Depreciation and amortization	19,311	5.8	18,193	5.6	56,324	5.4	54,229	5.4
Restaurant opening	-	-	1,115	0.3	663	0.1	2,005	0.2
Loss on disposal and impairment of assets, net	575	0.2	329	0.1	943	0.1	3,041	0.3
Total costs and expenses	331,154	100.3	328,310	100.8	1,008,560	96.6	994,092	98.1
(Loss) income from operations	(997)	(0.3)	(2,608)	(0.8)	35,167	3.4	18,871	1.9

Other (expense) income:
Interest expense, net	(1,183)	(0.4)	(1,342)	(0.4)	(3,685)	(0.4)	(4,012)	(0.4)
Other income, net	1,181	0.4	763	0.2	4,881	0.5	4,231	0.4
Total other (expense) income	(2)	-	(579)	(0.2)	1,196	0.1	219	-
(Loss) income before income taxes	(999)	(0.3)	(3,187)	(1.0)	36,363	3.5	19,090	1.9

Income tax (benefit) expense	(1,464)	(0.4)	(260)	(0.1)	198	-	(2,863)	(0.3)
Net income (loss)	$465	0.1%	$(2,927)	(0.9)%	$36,165	3.5%	$21,953	2.2%

Net income (loss) per share:
Basic	$0.02		$(0.13)		$1.62		$0.94
Diluted	$0.02		$(0.13)		$1.58		$0.92

Weighted average number of shares outstanding:
Basic	21,893		23,111		22,265		23,246
Diluted	22,483		23,111		22,910		23,864

Percentages reflected above may not reconcile due to rounding.

BJ’sRestaurants, Inc.
Selected Consolidated Balance Sheet Information
(Dollars in thousands)

	September 30, 2025 (unaudited)	December 31, 2024
Cash and cash equivalents	$25,431	$26,096
Total assets	$1,022,045	$1,041,064
Total debt	$89,500	$66,500
Shareholders’ equity	$356,198	$370,017

BJ’s Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	Third Quarter Ended				Nine Months Ended
	September 30, 2025		October 1, 2024		September 30, 2025		October 1, 2024
Stock-based compensation(1)
Labor and benefits	$625	0.2%	$727	0.2%	$1,890	0.2%	$1,764		0.2%
General and administrative	1,608	0.5	185	0.1	4,200	0.4	4,392		0.4
Total stock-based compensation	$2,233	0.7%	$912	0.3%	$6,090	0.6%	$6,156		0.6%

Operating Data
Comparable restaurant sales % change	0.5%		1.7%		1.8%		(0.2)%
Restaurants opened during period	-		2		1		3
Restaurants open at period-end	219		218		219		218	(2)
Restaurant operating weeks	2,847		2,811		8,529		8,440

(1)   Percentages represent percent of total revenues and may not reconcile due to rounding.
(2)   During the period, one restaurant was permanently closed.

Reconciliation of Non-GAAP Financial Measures

The Company is reporting certain non-GAAP financial results and related reconciliations to the corresponding GAAP financial measures. These non-GAAP measures are not in accordance with, or a substitute for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. These measures should only be used to evaluate the Company’s results of operations in conjunction with corresponding GAAP measures.

Adjusted diluted net income (loss) per share is a non-GAAP financial measure that represents net income (loss) excluding adjustments intended to provide greater transparency of underlying performance and to allow investors to evaluate our business on the same basis as our management.

Restaurant level operating profit is equal to the revenues generated by our restaurants less their direct operating costs which consist of cost of sales, labor and benefits, and occupancy and operating costs. This performance measure primarily includes the costs that restaurant-level managers can directly control and excludes other operating costs that are essential to conduct the Company’s business, as detailed in the table below. Management uses restaurant level operating profit as a supplemental measure of restaurant performance. Management believes restaurant level operating profit is useful to investors in that it highlights trends in the operating results of our business that may not otherwise be apparent to investors when relying solely on GAAP financial measures.

Adjusted EBITDA is a non-GAAP financial measure that represents the sum of net income (loss) adjusted for certain expenses and gains/losses detailed within the reconciliation below. Management uses Adjusted EBITDA as a supplemental measure of our performance. Management believes these measures are useful to investors in that they highlight cash flow and trends in the operating results of our business that may not otherwise be apparent to investors when relying solely on GAAP financial measures.

The following tables, which provide a reconciliation of non-GAAP financial measures, presented in this release, to the most directly comparable financial measures calculated and presented in accordance with GAAP for the third quarter and nine months ended September 30, 2025, and October 1, 2024, are set forth below:

BJ’s Restaurants, Inc.
Supplemental Financial Information – Adjusted Diluted Net Income (Loss) Per Share
(Unaudited, dollars in thousands)

	Third Quarter Ended				Nine Months Ended
	September 30, 2025		October 1, 2024		September 30, 2025		October 1, 2024
Net income (loss)	$465	0.1%	$(2,927)	(0.9)%	$36,165	3.5%	$21,953	2.2%

Leadership transition expenses, net	-	-	1,688	0.5	-	-	1,688	0.2
Stock-based compensation credit(1)	-	-	(2,093)	(0.6)	-	-	(2,093)	(0.2)
Loss on disposal and impairment of assets, net	575	0.2	329	0.1	943	0.1	3,041	0.3
Tax effect of adjustments(2)	(139)	-	18	-	(228)	-	(638)	(0.1)
After tax effect of adjustments	436	0.1	(58)	-	715	0.1	1,998	0.2

Adjusted net income (loss)	$901	0.3%	$(2,985)	(0.9)%	$36,880	3.5%	$23,951	2.4%
Diluted weighted average number of shares outstanding:	22,483		23,111		22,910		23,864
Diluted net income (loss) per share (as reported)	$0.02		$(0.13)		$1.58		$0.92
Adjusted diluted net income (loss) per share	$0.04		$(0.13)		$1.61		$1.00

Percentages above represent percent of total revenues and may not reconcile due to rounding.

(1)   Amount relates to stock-based compensation forfeited due to leadership transition.
(2)   The tax effect is based on the Company’s annual statutory tax rate of 24.2% for the nine months ending September 30, 2025, and October 1, 2024.

BJ’s Restaurants, Inc.
Supplemental Financial Information – Restaurant Level Operating Profit
(Unaudited, dollars in thousands)

	Third Quarter Ended				Nine Months Ended
	September 30, 2025		October 1, 2024		September 30, 2025		October 1, 2024
(Loss) income from operations	$(997)	(0.3)%	$(2,608)	(0.8)%	$35,167	3.4%	$18,871	1.9%
General and administrative	22,432	6.8	20,960	6.4	65,934	6.3	64,561	6.4
Depreciation and amortization	19,311	5.8	18,193	5.6	56,324	5.4	54,229	5.4
Restaurant opening	-	-	1,115	0.3	663	0.1	2,005	0.2
Loss on disposal and impairment of assets, net	575	0.2	329	0.1	943	0.1	3,041	0.3
Restaurant level operating profit	$41,321	12.5%	$37,989	11.7%	$159,031	15.2%	$142,707	14.1%

Percentages above represent percent of total revenues and may not reconcile due to rounding.

BJ’s Restaurants, Inc.
Supplemental Financial Information – Net Income (Loss) to Adjusted EBITDA
(Unaudited, dollars in thousands)

	Third Quarter Ended				Nine Months Ended
	September 30, 2025		October 1, 2024		September 30, 2025		October 1, 2024
Net income (loss)	$465	0.1%	$(2,927)	(0.9)%	$36,165	3.5%	$21,953	2.2%
Interest expense, net	1,183	0.4	1,342	0.4	3,685	0.4	4,012	0.4
Income tax (benefit) expense	(1,464)	(0.4)	(260)	(0.1)	198	-	(2,863)	(0.3)
Depreciation and amortization	19,311	5.8	18,193	5.6	56,324	5.4	54,229	5.4
Leadership transition expenses, net	-	-	1,688	0.5	-	-	1,688	0.2
Stock-based compensation expense	2,233	0.7	3,005	0.9	6,090	0.6	8,249	0.8
Stock-based compensation credit(1)	-	-	(2,093)	(0.6)	-	-	(2,093)	(0.2)
Other income, net	(1,181)	(0.4)	(763)	(0.2)	(4,881)	(0.5)	(4,231)	(0.4)
Loss on disposal and impairment of assets, net	575	0.2	329	0.1	943	0.1	3,041	0.3
Adjusted EBITDA	$21,122	6.4%	$18,514	5.7%	$98,524	9.4%	$83,985	8.3%

Percentages above represent percent of total revenues and may not reconcile due to rounding.

(1)   Amount relates to stock-based compensation forfeited due to leadership transition.